Exhibit 99.(p)(1)

AMERISTOCK MUTUAL FUND, INC.

CODE OF ETHICS

As Amended February 15, 2006

1.                                       Definitions

(a)                                  “Access person” means (i) any director, trustee, officer, or employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of covered securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of covered securities by the Fund.

For purposes of this Code of Ethics, an “Access Person” does not include any   person who is subject to the securities transaction pre-clearance requirements and securities transaction reporting requirements of the Code of Ethics adopted by the Adviser in compliance with rule 17j-1 under the 1940 Act and Rule 204A-2 of the Investment Advisers Act of 1940, as applicable.

(b)                                 “Adviser” means Ameristock Corporation.

(c)                                  “Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

(d)                                 “Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.  An access person may be deemed to have beneficial ownership of securities owned by another person if, by reason of any contract, arrangement, understanding, relationship or otherwise, the access person can share in any profit from the securities. Securities are beneficially owned by a person if they are held by a family member sharing the same household, by a corporation controlled by the access person, or by certain trusts of which the access person is a trustee, beneficiary or settlor.

(e)                                  “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act.  In general, a person is presumed to control a company if he or she beneficially owns, directly or indirectly, more than 25% of the voting securities of the company, and a natural person is presumed not to be controlled by any other person.

(f)                                    “Covered security” means a security as defined in Section 2(a)(36) of the Investment Company Act, except that it does not include:

(1)                                  Direct obligations of the Government of the United States;

(2)                                  Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

(3)                                  Shares issued by open-end registered investment companies excluding Exchange Traded Funds or the Fund.

(g)                                 “Exchange Traded Fund” means a registered investment company that operates pursuant to an order from the SEC exempting it from certain provisions of the Investment Company Act so the Exchange Traded Fund may issue securities that trade on the secondary market.

(h)                                 “Fund” means the Ameristock Mutual Fund, Inc.

 (i)                                  “Independent director” means a director of the Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act, and who would be required to make a report under Section 4 of this Code solely by reason of being a director of the Fund.

(j)                                     “Initial public offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

(k)                                  “Investment personnel” of the Fund means:  (i) any employee of the Fund  (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and (ii) any natural person who controls the Fund  and who obtains information concerning recommendations regarding the purchase or sale of securities by the Fund.

(l)                                     “Limited offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) of such Act or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

(m)                               “Purchase or sale of a covered security” includes, among other things, the writing of an option to purchase or sell a covered security.

2.                                       Statement of General Fiduciary Principles

The following general fiduciary principles shall govern personal investment activities and the interpretation and administration of this Code:

•                                          The interests of Fund shareholders must be placed first at all times;

•                                          All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;

•                                          Fund personnel should not take inappropriate advantage of their positions; and

•                                          Such personnel should comply with all applicable federal securities laws.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Fund personnel from liability for personal trading or other conduct that violates a fiduciary duty to Fund shareholders.

3.                                       Substantive Restrictions on Personnel Investing Activities

(a)                                  Blackout Periods

No access person shall execute a securities transaction on a day during which, to his knowledge, the Fund has a pending “buy” or “sell” order in that same security until that order is executed or withdrawn.

(b)                                 Initial Public Offerings and Limited Offerings

Investment personnel of the Fund must obtain approval from the Fund’s Chief Compliance Officer before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a limited offering.

4.                                       Reporting

(a)                                  Initial Holdings Reports - Exhibit A

(1)                                  Except as otherwise provided below, every access person shall report to the Fund, no later than 10 days after the person becomes an access person, the following information current as of a date no more than 45 days prior to the date the person becomes an access person:

(A)                              The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares (for equity securities)

and principal amount (for debt securities) of each covered security in which the access person had any direct or indirect beneficial ownership when the person became an access person;

(B)                                The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person; and

(C)                                The date that the report is submitted by the access person.

(2)                                  An independent director of a Fund need not make an initial holdings report.

(b)                                 Quarterly Transaction Reports - Exhibit B

(1)                                  Except as otherwise provided below, every access person shall report to the Fund, no later than 30 days after the end of each calendar quarter, the following information:

(A)                              With respect to transactions during the quarter in any covered security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

(i)                                     The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, and the number of shares (for equity securities) and the principal amount (for debt securities) of each covered security involved;

(ii)                                  The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)                               The price of the covered security at which the transaction was effected;

(iv)                              The name of the broker, dealer or bank with or through which the transaction was effected; and

(v)                                 The date that the report is submitted by the access person.

(B)                                With respect to any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person:

(i)                                     The name of the broker, dealer or bank with whom the access person established the account;

(ii)                                  The date the account was established; and

(iii)                               The date that the report is submitted by the access person.

(2)                                  An independent director of the Fund need only report a transaction in a covered security in a quarterly transaction report if such independent director, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a director of the Fund, should have known that, during the 15-day period immediately before or after the date of the transaction by the independent director, such covered security was purchased or sold by the Fund or was being considered by the Fund for purchase or sale by the Fund.

(c)                                  Annual Holdings Reports - Exhibit C

(1)                                  Except as otherwise provided below, not later than February 14 of each year, every access person shall report to the Fund the following information (which must be current as of December 31 of such year).

(A)                              The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares (for equity securities) and principal amount (for debt securities) of each covered security in which the access person had any direct or indirect beneficial ownership;

(B)                                The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and

(C)                                The date that the report is submitted by the access person.

(2)                                  An independent director of the Fund need not make an annual holdings report.

(c)                                  Exceptions

    An access person need not make a report under this section with respect to transactions effected for, and covered securities held in, any account over which the person has no direct or indirect influence or control.
    An access person need not make a transaction report under Section 4(b) with respect to purchases of covered securities that are part of an automatic investment plan.

(3)                                  An access person need not make a quarterly transaction report under this section if the report would duplicate information contained in trade confirmations and or account statements received by the Fund with respect to the access person during the applicable time period, provided that all of the information required by Section 4(b)(1) is contained in the trade confirmations and or  account statements received by the Fund.  An access person need not make an annual holdings report if the report would duplicate information contained in account statements received by the Fund with respect to the access person during the applicable time period, provided that all of the information required by Section 4(c)(1) is contained in account statements received by the Fund.  The CCO shall indicate his review of quarterly and annual transaction reports by initialing account statements and indicating the date of review.

(e)                                  Disclaimer

Any report under this section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

(5)                                  Pre-Clearance

Any investment personnel who desires to engage in any personal securities transactions of securities held by the Fund shall first obtain written approval from the Fund’s Chief Compliance Officer.  In the event the Fund’s Chief Compliance Officer wishes to engage in such a transaction, he shall first obtain written approval from one of the co-portfolio managers of the Fund.  Pre-clearance Form, Exhibit E.

(6)                                  Administration of the Code of Ethics

(a)                                  General Rule

The Fund must use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

(b)                                 Distribution to and Acknowledgement by Personnel

All employees of the Fund will be provided with a copy of the Code and any amendments, and will be required to sign a written acknowledgement of their receipt of the Code and any amendments.

(c)                                  Written Report to Board of Directors

No less frequently than annually, the Fund must furnish to its Board of Directors and the Board must consider, a written report that:

(1)                                  Describes any issues arising under the Code or procedures since the last report to the board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

(2)                                  Certifies that the Fund has adopted procedures reasonably necessary to prevent access persons from violating the Code.

(d)                                 Reporting of Violations

All employees of the Fund must promptly report any violations of the Code to the Chief Compliance Officer of the Fund.

(e)                                  Annual Certification - Exhibit D

All employees of the Fund will be required to sign an annual certification that they have complied with the Fund’s Code of Ethics.

(f)                                    Sanctions

Upon discovering a violation of this Code, the Fund may impose such sanctions as it deems appropriate, including, among other things, disgorgement of profits, a letter of censure or suspension or termination of the employment of the violator.

Exhibit A
Initial Holdings Report

To:                              Chief Compliance Officer,  Howard Mah

From:

Re:  Report of Personal Securities Holdings:

As of                             , 200      , I hold the following securities:

Title and Type of Security	Exchange Ticker Symbol or CUSIP Number	Number of Shares (for equity securities)	Principal Amount (for debt securities)

[Use additional sheet if necessary]

☐                                    I have provided Howard Mah with a copy of all brokerage statements as of                       , 200    .

☐                                    As of                                , 200      , I do not have any direct or indirect beneficial ownership in any securities. Beneficial interest is understood to mean securities transactions in the accounts of my spouse, minor children, or other family members residing in my household.  However, I agree to promptly notify Howard Mah if I open such an account so long as I am employed by Ameristock Mutual Fund, Inc.

Signed:	.	Date:

Report reviewed by:	.
Date:

Exhibit B

Quarterly Transaction Report

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

To:                              Chief Compliance Officer, Howard Mah

From:

Re:  Report of Personal Securities Transactions

During the quarter ending                             , I have purchased/sold the following securities:

Date	Security	Bought/Sold	# Shares	Price	Broker

[Use additional sheet if necessary]

☐                                    During the above period, I have not purchased or sold any securities in my personal brokerage account or in any account in which I have a direct or indirect beneficial interest. Beneficial interest is understood to mean securities transactions in the accounts of my spouse, minor children, or other family members residing in my household.

☐                                    During the above period, I have not opened any personal securities brokerage account that I have not disclosed to Howard Mah.

☐                                    I have provided a copy of my brokerage statement reflecting any   personal securities transactions for the above referenced quarter.

☐                                    I do not currently have a personal securities brokerage account.  However, I agree to promptly notify Howard Mah if I open such an account so long as I am employed by Ameristock Mutual Fund, Inc.

Signed:	.	Date:

Report reviewed by:	.	Date:

Exhibit C

Annual Holdings Report

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

To:                              Chief Compliance Officer, Howard Mah

From:

Re:  Report of Personal Securities Holdings:

As of                             , 200      , I hold the following securities:

Title and Type of Security	Exchange Ticker Symbol or CUSIP Number	Number of Shares (for equity securities)	Principal Amount (for debt securities)

[Use additional sheet if necessary]

☐                                    I have provided Howard Mah with a copy of all brokerage statements as of                       , 200     and or quarterly transaction reports.

☐                                    As of                                , 200      , I do not have any direct or indirect beneficial ownership in any securities. Beneficial interest is understood to mean securities transactions in the accounts of my spouse, minor children, or other family members residing in my household.  However, I agree to promptly notify Howard Mah if I open such an account so long as I am employed by Ameristock Mutual Fund, Inc.

Signed:	.
Date:

Report reviewed by:	.
Date:

EXHIBIT D

ANNUAL CERTIFICATION OF COMPLIANCE WITH AMERISTOCK
MUTUAL FUND, INC.’S CODE OF ETHICS

I certify that during the year ended,                     , as of the date written below, in accordance with Ameristock Mutual Fund, Inc.’s Code of Ethics:

1.                                      I have reported all securities transactions in which I have, or any member of my immediate family has, a beneficial interest.

2.                                       I have received and read the Code of Ethics.

3.                                      I have complied with the Code of Ethics in all other respects.

Signature

Print Name

Dated: , 200

EXHIBIT E

AMERISTOCK CORPORATION PRECLEARANCE FORM

AMERISTOCK MUTUAL FUND INC. PRECLEARANCE FORM

EMPLOYEE/RELATED SECURITIES TRANSACTIONS

ACCOUNT INFORMATION:

NAME OF EMPLOYEE:

EMPLOYEE ACCOUNT:
(Name & Number)
OR

EMPLOYEE RELATED:
(“covered person”)	(Account Name & Number)

BROKERAGE FIRM
OR BANK:

TRANSACTION INFORMATION:

DATE:

SECURITY:

NUMBER OF SHARES:

TRADE IS TO:	BUY	SELL

OTHER INFORMATION:

TYPE OF ORDER:	MARKET	LIMIT

APPROVAL OF THE TRANSACTION IS SUBJECT TO YOUR KNOWLEDGE OF THE FOLLOWING INFORMATION.

1.            Is there any current order for the Fund to purchase or sell the same security or its equivalent (the same issuer or some derivative, e.g., option or warrant)?

YES ☐                                                                                                  NO ☐

2.            Is the security being considered for purchase or sale for the Fund?

YES ☐                                                                                                  NO ☐

3.  For portfolio managers, has the security been bought or sold for the Fund within the last 7 days?

YES ☐                                                                                                  NO ☐

4. Do you have any material nonpublic information about the security or the Company?

	YES ☐	NO ☐

5. Is the security an IPO?	YES ☐	NO ☐

6. Is the security a Limited Offering?	YES ☐	NO ☐

7. Has this security been purchased or sold by you within 60 days?
	YES ☐	NO ☐

The above information is true and correct to the best of my knowledge.  The above answers will be reviewed by the Chief Compliance Officer.  Approval given for any transaction will remain in effect for 48 hours.

Employee Signature

Date

APPROVED BY:

DATE: